UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GLOBAL PARTNERS LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	74-3140887
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

P.O. Box 9161
800 South St.
Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices and Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-124755

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Units representing limited partner interests	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant’s Securities to be Registered.

A description of common units representing limited partner interests in Global Partners LP (the “Registrant”) is set forth under the captions “Summary,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-124755), initially filed with the Securities and Exchange Commission on May 10, 2005.  Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.           Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.

Registrant’s Registration Statement on Form S-1 (Registration No. 333-124755), initially filed with the Securities and Exchange Commission on May 10, 2005 and subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBAL PARTNERS LP

	By:	GLOBAL GP LLC
its General Partner

	By:	/s/ EDWARD J. FANEUIL
Edward J. Faneuil
Senior Vice President, General Counsel and Secretary

Date: August 3, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

1.

Registrant’s Registration Statement on Form S-1 (Registration No. 333-124755), initially filed with the Securities and Exchange Commission on May 10, 2005 and subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).